Registration No. ___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           DELTA AND PINE LAND COMPANY
             (Exact name of registrant as specified in its charter)

                  Delaware                                 62-1040440
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                 One Cotton Row
                            Scott, Mississippi 38772
           (Address of Principal Executive Offices including zip code)

                           DELTA AND PINE LAND COMPANY
               AMENDED AND RESTATED 1995 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                   W. Thomas Jagodinski, Senior Vice President
                           and Chief Financial Officer
                                 One Cotton Row
                            Scott, Mississippi 38772
                                 (662) 742-4500
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                   ----------
                                    Copy to:

                              SAM D. CHAFETZ, ESQ.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 21st Floor
                            Memphis, Tennessee 38103

                                   ----------
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


                         CALCULATION OF REGISTRATION FEE

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                                    Proposed         Proposed
                                    Maximum          Maximum
    Title of        Amount to       Offering         Aggregate         Amount of
Securities to be       be           Price Per        Offering          Registra-
   Registered      Registered       Share (1)        Price (1)         tion Fee



Common Stock       2,560,000        $18.845         $48,243,200       $11,530.12
($.10 par value)

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the New York Stock Exchange on November 21, 2001, as reported on the Yahoo! Finance web site.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2. Registrant Information and Employee Plan Annual Information.

     The Company shall provide without charge to any participant in the Plan, upon written or oral request of such participant, a copy of all material information regarding the Plan and its operations, the latest prospectus filed by the Company (provided the financial statements are not incorporated by reference and contain substantially the information required by Rule 14a-3(b)) and any and all of the documents incorporated by reference in Item 3 of Part II of this registration statement that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein into the information incorporated herein). Any such request should be directed to the Secretary of Delta & Pine Land Company, One Cotton Row, Scott, Mississippi 38772, telephone (662) 742-4500.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.


     Delta & Pine Land Company (the "Company") incorporates herein by reference the following documents filed with the Commission:
     1. The Registrant's Annual Report on From 10-K for the year ended August 31, 2000.
     2. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year ended August 31, 2000.
     3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 18, 1993, and amended by Amendment No. 1 to the Registration Statement on Form 8-A filed with the Commission on June 24, 1993.
     4. the Registration Statement on Form S-8 (File No. 333-21049) pertaining to the Delta and Pine Land Company 1995 Long Term Incentive Plan.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.


The legality of the common stock offered hereby has been opined by Baker, Donelson, Bearman & Caldwell, PC, counsel for the Company ("Baker Donelson"), 165 Madison Ave., Memphis, Tennessee 38103. Baker Donelson was not employed on a contingent basis for its opinion, did not receive a substantial interest, directly or indirectly, in the Company, or any parent or subsidiary and was not and is not connected with the Company as a promoter, managing underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") allows corporations "to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful."
         DGCL Section 145 also allows corporations "to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."
         DGCL requires corporations to indemnify present and former directors and officers of the corporation against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense of any action, suit or proceeding or in defense of any claim, issue or matter therein to the extent that such person has been successful on the merits or otherwise in any such defense. Otherwise the DGCL allows indemnification (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct. If the determination is made for a person who is a director or officer at the time of the determination, it must be made either "by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, ... by a committee of such directors designated by majority vote of such directors, even though less than a quorum, ... if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders."
                  DGCL allows "expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding [to] be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section." DGCL further provides that indemnification and advancement of expenses under these provisions are not to be "deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office"

The Ninth Article of Restated Certificate of Incorporation of the Company provides:

         A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the General Corporation Law of the State of Delaware. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.
         B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, further, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or if such quorum is not obtainable, by the stockholders. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation and the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.
                  (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
                  (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
                  (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
                  (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers, and employees of the Corporation.
         The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

         Exhibit No.       Description

               4.1  Restated   Certificate   of   Incorporation   of  Registrant
                    (incorporated by reference from Registration Statement on form S-1, File No. 33-61568, filed June 29, 1993).


               4.2 Amended and Restated By-Laws of the Registrant dated April 26, 1993 (incorporated by reference from Registration Statement on form S-1, File No. 33-61568, filed June 29,
                    1993).


               4.3 Certificate of Designation, Convertible Preferred Stock of Delta and Pine Land Company. (incorporated by reference from Form 8-A, File No. 001-14136, filed September 3, 1996.


               4.4 Rights Agreement, dated as of August 13, 1996, between Delta and Pine Land Company and Harris Trust and Savings Bank, (incorporated by reference from Form 8-A, File No. 001-14136, filed September 3, 1996).

               4.5 Amendment No. 1 to the Rights Agreement dated May 8, 1998, by and between Delta and Pine Land Company and the Harris trust and Savings Bank, (incorporated by reference from Form 8-K filed May 14, 1998).

               4.6 Amendment No. 2 to the Rights Agreement dated may 8, 1998 by and between Delta and Pine Land Company and the Harris Trust and Savings Bank, (incorporated by reference from Form 10-K filed November 24, 1998).

               4.7 Delta & Pine Land Company Amended and Restated 1995 Long Term Incentive Plan.

               5.1 Opinion of Baker, Donelson, Bearman and Caldwell, PC as to the legality of the shares being registered.

               23.1 Consent of Arthur Andersen LLP.

               23.2 Consent  of  Baker,  Donelson,   Bearman  and  Caldwell,  PC
                    (included in Exhibit 5.1 to the Registration Statement.)

               24.1 Power of Attorney.


Item 9. Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that sections (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned Registrant hereby undertakes: that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Scott, State of Mississippi, on this 28th day of November 2001.


                              DELTA AND PINE LAND COMPANY
                              (Registrant)

                              By: /s/ F. Murray Robinson
                                  -------------------------------
                                   F. Murray Robinson
                                   Chief Executive Officer,
                                   Vice Chairman


                              By: /s/ W. Thomas Jagodinski
                                  -------------------------------
                                   W. Thomas Jagodinski
                                   Senior Vice President and
                                   Chief Financial Officer


                              By: /s/ Jon E. M. Jacoby
                                  -------------------------------
                                   Jon E. M. Jacoby
                                   Chairman of the Board


                              By: /s/ Stanley P. Roth
                                  -------------------------------
                                   Stanley P. Roth
                                   Vice Chairman


                              By: /s/ Nam-Hai Chua
                                  -------------------------------
                                   Nam-Hai Chua
                                   Director


                              By: /s/ Joseph M. Murphy
                                  -------------------------------
                                   Joseph M. Murphy
                                   Director


                              By: /s/ Rudi E. Scheidt
                                  -------------------------------
                                   Rudi E. Scheidt
                                   Director

                                                                     Exhibit 4.7
                           DELTA AND PINE LAND COMPANY

                              AMENDED AND RESTATED

                          1995 LONG-TERM INCENTIVE PLAN

1.       Purpose.

         The purpose of the DELTA AND PINE LAND COMPANY AMENDED AND RESTATED 1995 LONG-TERM INCENTIVE PLAN (the "Plan") is to further the earnings of DELTA AND PINE LAND COMPANY, a Delaware corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key employees and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2.       Administration.

         The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting solely of two or more members who are "outside directors" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Except to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor rule of similar import), each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, granted or awarded stock options pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

3.       Stock Subject to the Plan.

         The Company may grant awards under the Plan with respect to not more than a total of 5,120,000 shares of $.10 par value common stock of the Company
(the "Shares") (subject, however, to adjustment as provided in paragraph 17, below). Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan.

4.       Eligibility to Receive Awards.

         Persons eligible to receive awards under the Plan shall be limited to those officers, other key employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company (but excluding members of the Committee, except as provided in paragraph 6(h)).

5.       Form of Awards.

         Awards may be made from time to time by the Committee in the form of stock options to purchase Shares. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code, or options which are not intended to so qualify ("Nonqualified Stock Options").

6.       Stock Options.

         Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of options which may be granted to any one grantee during any twelve-month period is 75,000 (as adjusted pursuant to paragraph 17, below). Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

         (a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.

         (b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than 100% of the fair market value per Share on the date the option is granted, as determined by the Committee.

         (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable after ten years from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.

         (d) Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form, together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the Shares, and deliver the sale (or margin loan) proceeds directly to the Company to pay for the purchase price. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

         (e) Rights Upon Termination. In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such Termination to the extent that the option was exercisable at the time of Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Termination" means, (i) in the case of an employee, the cessation of the grantee's employment by the Company for any reason, and (ii) in the case of a director, the cessation of the grantee's service as a director of the Company; and "Terminates" has the corresponding meaning. As used herein, "Retirement" means retirement from active employment (in the case of an employee), or active service (in the case of a director), with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and "Retires" has the corresponding meaning. As used herein, "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and "Disabled" has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after Termination due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability or within three months after Termination for other reasons, to the extent that the option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

         (f) Nontransferability. Except as provided in Paragraph 13(b), options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. Except as provided in Paragraph 13(b), during the lifetime of the optionee the option is exercisable only by the optionee.

         (g) Incentive Stock Options. In the case of an Incentive Stock Option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:

                  (i) The purchase price of stock subject to an Incentive Stock Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

                  (ii) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section 424(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.

                  (iii) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

                  (iv) Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.

                  (v) In the event of Termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock Option.

         (h)      Automatic Grant of Options to Directors.

                  (i) There shall automatically be granted to each person who is an Employee Director or Non-Employee Director at the date of the annual meeting of the stockholders of the Company in each of the five (5) years following the meeting of the Company's stockholders at which this provision is adopted (and to each person who is thereafter first elected an Employee director or a Non-Employee Director, at date of the annual meeting of the stockholders of the Company in each of the five (5) years following the meeting of the Company's stockholders as which such person is first elected a Director), a Nonqualified Stock Option to purchase 2,666 Shares (as adjusted pursuant to paragraph 17 below).

                  (ii) If, during the period beginning on December 1, 1995 and ending with the 2006 annual meeting of the stockholders of the Company ("Annual Meeting"), a person is first elected or appointed as an Employee or Non-employee Director of the Company, such person shall thereupon be granted a Nonqualified Stock Option to purchase 62,222 Shares (as adjusted pursuant to paragraph 17, below).

                  (iii) Immediately and automatically upon the Amendment of the Plan on March 30, 2000, there shall be granted to each person who is an Employee Director or a Non-employee Director a Nonqualified Stock Option to purchase 80,000 Shares (as adjusted pursuant to paragraph 17, below).

                  (ii) The automatic grants described in this paragraph 6(h) shall constitute the only awards under the Plan permitted to be made to Non-employee Directors of the Company.

                  (i) Grants of Non-employee Directors. Notwithstanding any other provision of the Plan, the grant of options hereunder to directors who are not also employees of the Company ("Non-employee Directors") shall be subject to the following terms and conditions:

                  (i) The purchase price of stock subject to an option granted to Non-employee Directors under Section 6(h) shall be equal to 100 percent of the fair market value of such stock on the date the option is granted.

                  (ii) Except as provided in paragraph 15, each option granted to Non-employee Directors under paragraph 6(h) shall become exercisable in installments as follows: to the extent of 20 percent of the number of Shares originally covered by the option, at any time after the commencement of the second year of the term of the option, and to the extent of an additional 20 percent of such number of Shares, at any time after the commencement of each of the third, fourth, fifth and sixth years of the term of the option; provided, however, that the stock option agreements for options granted under paragraph 6(h) shall provide that if the tenure of such Non-employee Director shall terminate by reason of Retirement at or after age 65, such options shall be fully exercisable with respect to all Shares not previously purchased, commencing on the date of retirement of such Director and continuing for a period of three months.

                  (iii) Unless otherwise provided in the Plan, all provisions with respect to the terms of Nonqualified Stock Options hereunder shall be applicable to options granted to Non-employee Directors under paragraph 6(h).

7.       Loans and Supplemental Cash.

         The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised. Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions
(including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

8.       General Restrictions.

         Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

9.       Single or Multiple Agreements.

         Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

10.      Rights of the Shareholder.
         The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

11.      Rights to Terminate.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

12.      Withholding.

         Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

13.      Non-Assignability.

         (a) Except as provided in Paragraph 13(b), no award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as provided in Paragraph 13(b) or as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

         (b) The Committee may, in its sole discretion, permit assignability of any Nonqualified Stock Option to a member of the optionee's "Immediate Family" or to a "Charitable Organization."

         (c) As used herein, members of the optionee's "Immediate Family" shall include only (1) any person who, at the time of transfer, is the optionee's spouse or natural or adoptive lineal ancestors or descendants, (2) any trust for the exclusive benefit of the optionee, or one or more Immediate Family members or Charitable Organizations, and (3) any partnership, corporation, limited liability company or other entity owned exclusively by the optionee, or one or more Immediate Family members or Charitable Organizations.

         (d) As used herein, the term "Charitable Organization" means any organization which is described in Code Sections 170(c)(2), 2055(a) or 2522(a) (or any successor provision).

14.      Non-Uniform Determinations.

         The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

15.      Change In Control Provisions.

         (a) In the event of (1) a Change in Control (as defined) or (2) a Potential Change in Control (as defined), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

                  (i) Any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The value of all outstanding stock options to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) As used herein, the term "Change in Control" means the happening of any of the following:

                  (i) Any  person or entity,  including  a "group" as defined in
Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

                  (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

                  (iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         (c) As used herein, the term "Potential Change in Control" means the happening of any of the following:

                  (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's then outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation System (or the New York Stock Exchange or other national securities exchange, as the case may be), or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported, where applicable, for the date on which cash out occurs under paragraph 15(a)(ii).

16.      Non-Competition Provision.

         Unless the award agreement relating to a stock option specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

17.      Adjustments.

         In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

18.      Amendment.

         The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's voting securities, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 17 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 17 hereof does not adversely affect any such right.

19.      Effect on Other Plans.

         Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

20.      Effective Date and Duration of the Plan.

         The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the Company's voting securities on the date of its adoption by the Board or before the first anniversary of that date. Unless it is sooner terminated in accordance with paragraph 18 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or is approved by the holders of the Company's voting securities.

21.      Unfunded Plan.

         The Plan shall be unfunded. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

22.      Governing Law.

         The  Plan  shall  be  construed   and  its   provisions   enforced  and
administered in accordance with the laws of the State of Mississippi except to the extent that such laws may be superseded by any federal law.

ADOPTED BY THE BOARD OF DIRECTORS OF DELTA AND PINE LAND COMPANY ON THE 30TH DAY OF MARCH, 2000 TO BE EFFECTIVE AS OF APRIL 1, 2000.

By:

/s/ W. Thomas Jagodinski
W. Thomas Jagodinski
Senior Vice President and
Chief Financial Officer

                                                                     Exhibit 5.1




                               November 29, 2001




Delta & Pine Land Company
One Cotton Row
Scott, Mississippi  38772

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Delta & Pine Land Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 2.56 million shares of the Company's common stock (the "Stock"), issuable under the terms of the Company's Amended and Restated 1995 Long Term Incentive Plan as referenced in the Registration Statement.

         In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we have deemed relevant, we are of the opinion that:

         (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

         (ii) The Stock covered by the Registration Statement has been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                            Very truly yours,

                                            BAKER, DONELSON, BEARMAN & CALDWELL



                                            By: /s/ Sam D. Chafetz
                                                ------------------
                                                   Sam D. Chafetz, Esq.

                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference into the Registration Statement (Form S-8) pertaining to the Delta and Pine Land Company 1995 Amended and Restated Long-Term Incentive Plan of our report dated November 15, 1999, with respect to the consolidated financial statements of Delta and Pine Land Company in its Annual Report on Form 10-K for the year ended August 31, 2000, filed with the Securities and Exchange Commission.

ARTHUR ANDERSEN, LLP
Memphis, Tennessee
November 29, 2001

                                                                    EXHIBIT 24.1



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Delta and Pine Land Company, a Delaware corporation, hereby constitute and appoint W. Thomas Jagodinski the true and lawful agent and attorney-in-fact to sign for the undersigned, in their respective names as Officers and Directors of the Corporation, one or more Registration Statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such Registration Statement, relating to the Delta and Pine Land Company Amended and Restated 1995 Long Term Incentive Plan; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature              Title                                       Date
---------              -----                                       ----

 Jon E. M. Jacoby      /s/ Jon E. M. Jacoby               November 29, 2001
                       ----------------------------------
                       Chairman of the Boardr

 F. Murray Robinson    /s/ F. Murray Robinson             November 29, 2001
                       ----------------------------------
                       Vice Chairman and Chief Executive
                       Officer

 Stanley P. Roth       /s/ Stanley P. Roth                November 29, 2001
                       ----------------------------------
                       Vice Chairman

 W. Thomas Jagodinski  /s/ W. Thomas Jagodinski           November 29, 2001
                       ----------------------------------
                       Senior Vice President and Chief
                       Financial Officer

 Nam-Hai Chua          /s/ Nam-Hai Chua                   November 29, 2001
                       ----------------------------------
                       Director

 Joseph M. Murphy      /s/ Joseph M. Murphy               November 29, 2001
                       ----------------------------------
                       Director

 Rudi E. Scheidt       /s/ Rudi E. Scheidt                November 29, 2001
                       ----------------------------------
                       Director